Exhibit 99.1

NEWS RELEASE

Convergys Corporation Revenues Up on Strong Growth From the Information Management Group

IN THE SECOND QUARTER:

•	Total revenues were up 5 percent reflecting growth from both the Customer Management and Information Management Groups

•	Information Management Group revenues grew 9 percent and operating income increased 74 percent versus prior year

•	Diluted earnings per share of $0.18 were in-line with guidance

•	Pro forma earnings per share were $0.22 excluding severance costs

(Cincinnati; July 20, 2005) — Convergys Corporation (NYSE: CVG), a global leader in providing customer care, human resources, and billing services, announced today its financial results for the second quarter of 2005.

Total revenues increased 5 percent to $630.4 million compared to $601.7 million reported in the second quarter of 2004 reflecting growth from both the Customer Management and Information Management Groups. Operating income of $38.0 million was down 18 percent from $46.2 million in the prior year. The Information Management Group generated a strong improvement in operating income. This improvement was offset by $8.9 million in severance; increased costs related to expansion in CMG’s capacity, acquisitions, and the company’s branding campaign; and the negative impact of the U.S. versus Canadian exchange rate on the Customer Management Group. Excluding the severance charge, pro forma operating income of $46.9 million was slightly above prior year operating income. Net income was $25.6 million or $0.18 per diluted share compared with $28.7 million or $0.20 in the second quarter of 2004. Pro forma net income was $31.1 million or $0.22 per diluted share, excluding the impact of the severance charge.

In the second quarter, Convergys recorded a pre-tax severance charge of $8.9 million primarily related to the Customer Management Group’s initiatives to position itself better for profitable growth by streamlining its operations. These actions should be substantially complete by the end of the third quarter. When completed, Convergys expects to achieve annual savings exceeding $25 million.

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“We are encouraged with the performance of our Information Management Group, reflecting our successful Infinys strategy combined with the actions taken last year to improve the cost structure of our business,” said Jim Orr, Chairman, President, and CEO of Convergys. “Although not satisfied with the recent performance of our Customer Management Group, we are confident that the plan we have adopted and the aggressive actions we are taking will deliver improvement to its operating performance similar to the accomplishments in the Information Management Group. As a result, we will see improved earnings in the upcoming quarters.”

Operating Performance by Segment

Customer Management Group (CMG) - Customer Care and Employee Care

Convergys CMG’s revenues were $429.7 million, a 3 percent increase from the second quarter of 2004, reflecting growth from both Customer Care and Employee Care. This increase was driven mainly by 2004 acquisitions of Encore Receivable Management, Finali, and DigitalThink. In addition, it reflects increased revenues from several of CMG’s financial and other industry clients, offset by reduced spending by several communications clients.

Including an $8.3 million severance charge, Convergys CMG’s second quarter 2005 operating income and operating margin were $7.1 million and 1.7 percent, respectively. This compares to prior year operating income and operating margin of $29.7 million and 7.1 percent. In addition to the severance charge, the decrease in operating margin is largely the result of increased costs related to expansion of capacity, acquisitions, and the company’s branding campaign, and higher operating expenses caused by the impact of a weakened U.S. versus Canadian dollar.

Information Management Group (IMG)

Convergys IMG’s revenues increased 9 percent to $200.7 million in the second quarter of 2005 from $183.9 million in the same period last year. Professional and consulting revenues of $72.2 million increased 63 percent compared to the prior year. The increase was broad based among many IMG clients. Data processing revenues of $84.4 million decreased 11 percent from the prior year. This decrease is due to the changing dynamics of the billing relationship with Cingular as it migrates subscribers from outsourced to managed service environments. License and other revenues of $44.1 million were slightly below the prior year.

Convergys IMG’s operating income increased 74 percent from the second quarter of 2004 to $36.4 million. Operating margin increased to 18.1 percent versus 11.4 percent in the prior year. The significant improvement in operating margin reflects both revenue growth for IMG and savings realized through the fourth quarter restructuring initiatives.

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Other Items

•	Convergys incurred approximately $7 million in non-cash stock compensation expense during the quarter. This includes $1.2 million incurred with the second quarter severance charge.

•	The cellular partnerships contributed pre-tax equity earnings of $5.8 million. This compares to $1.7 million from the prior year.

•	Interest expense was $4.9 million versus $2.0 million in the prior year resulting from a higher debt balance and higher interest rates.

•	Cash flow from operations for the second quarter of 2005 was $30.9 million. Free cash flow of $4.7 million increased by $12.6 million from the prior year.

•	Days sales outstanding (DSO) were 76 days at June 30, 2005. This compares to 71 days at March 31, 2005. Approximately one half of this increase was caused by the elimination of an early-payment discount option for one of our largest clients.

•	During the second quarter, Convergys repurchased 2.7 million shares at a cost of $35.3 million and an average price of $13.12 per share.

Business Outlook

The following forward-looking statements reflect Convergys’ expectations as of July 20, 2005. Given the various risk factors discussed below, actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Financial Guidance

For 2005, Convergys expects revenues to grow in the range of 5 percent to 7 percent, and EPS to be approximately $1.00.

For the second half of 2005, we expect CMG’s revenues to grow in the range of 9 percent to 12 percent from the first half of the year, and CMG’s operating margin to be up significantly. We also expect IMG’s revenues and operating margin to be roughly in-line with the first half of the year.

For the third quarter 2005, we expect CMG’s revenues and operating margin to be up from second quarter levels, IMG’s revenues and operating margin to be roughly comparable to first and second quarter levels, and EPS to be $0.25 to $0.27.

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ABOUT CONVERGYS

Convergys Corporation (NYSE: CVG) is a global leader in providing customer care, human resources, and billing services. Convergys combines specialized knowledge and expertise with solid execution to deliver outsourced solutions, consulting services, and software support. Clients in more than 60 countries speaking nearly 30 languages depend on Convergys to manage the increasing complexity and cost of caring for customers and employees. Convergys serves the world’s leading companies in many industries including communications, financial services, technology, and consumer products.

Convergys is a member of the S&P 500 and a Fortune Most Admired Company. Headquartered in Cincinnati, Ohio, Convergys has more than 62,000 employees in 67 customer contact centers, three data centers, and other facilities in the United States, Canada, Latin America, Europe, the Middle East, and Asia. For more information visit www.convergys.com

(Infinys is a trademark and Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

NON-GAAP MEASURES:

This news release contains non-GAAP financial measures, including free cash flow, pro forma operating income, pro forma net income, and pro forma earnings per share that are not prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the attached financial tables.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because Convergys’ management uses this information when evaluating current results of operations and cash flow, and we believe that this information provides the users of the financial statements with an additional and useful comparison of Convergys’ current results of operations and cash flows with past and future periods.

CONFERENCE CALL NOTE:

Convergys will host a one-hour conference call on Wednesday, July 20, at 10:00 AM, EDT, to discuss the company’s second quarter results. It will feature Jim Orr, Chairman, President, and CEO, and Earl Shanks, CFO. This call will be carried live (with scheduled repeats) on the Internet. A link to the conference call is available at www.convergys.com

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“SAFE HARBOR” NOTE:

Information included in this news release may contain forward-looking statements that involve potential risks for Convergys Corporation. The future results of Convergys could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the loss of a significant client or significant business from a client, difficulties in completing a contract or implementing its provisions, difficulties in completing or implementing an acquisition, terrorist activities and the United States’ response thereto, changes in the legal and regulatory environment in which Convergys and its clients operate, and competitive and other factors disclosed in the Form 10-K for the year ended December 31, 2004, and subsequent filings with the SEC by Convergys Corporation. The company has no current intention of updating any forward-looking statements that may be included herein, other than in publicly available statements.

Investor Contact:

Taylor Greenwald, Director of Investor Relations

+1 513 723 3961 or +1 888 284 9900 or investor@convergys.com

Media Contact:

John Pratt, Convergys Corporate PR

+1 513 723 3333 or +1 888 284 9900 or john.pratt@convergys.com

International FreeFone, access AT&T, then 1 888 284 9900

##

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Convergys Corporation

Revenues, Net Income and Earnings Per Common Share

In Millions Except Per Share Amounts

(Unaudited)

	Second Quarter
			Change
	2005	2004	Amount	%
Revenues:
Customer Management Group	$429.7	$417.8	$11.9	3
Information Management Group	200.7	183.9	16.8	9

Total	$630.4	$601.7	$28.7	5

Operating Income (Loss):
Customer Management Group	$7.1	$29.7	$(22.6)	(76)
Information Management Group	36.4	20.9	15.5	74
Corporate and Other	(5.5)	(4.4)	(1.1)	25

Total	$38.0	$46.2	$(8.2)	(18)

Net Income	$25.6	$28.7	$(3.1)	(11)

Earnings Per Common Share
- Basic	$0.18	$0.20	$(0.02)	(10)
- Diluted	$0.18	$0.20	$(0.02)	(10)

Weighted Average Common Shares Outstanding
- Basic	140.4	142.1	(1.7)	(1)
- Diluted	142.9	146.3	(3.4)	(2)

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Convergys Corporation

Revenues, Net Income and Earnings Per Common Share

In Millions Except Per Share Amounts

(Unaudited)

	Six Months
			Change
	2005	2004	Amount	%
Revenues:
Customer Management Group	$877.2	$808.7	$68.5	8
Information Management Group	390.5	366.9	23.6	6

Total	$1,267.7	$1,175.6	$92.1	8

Operating Income (Loss):
Customer Management Group	$28.6	$61.2	$(32.6)	(53)
Information Management Group	69.8	45.4	24.4	54
Corporate and Other	(8.5)	(5.5)	(3.0)	55

Total	$89.9	$101.1	$(11.2)	(11)

Net Income	$56.8	$61.2	$(4.4)	(7)

Earnings Per Common Share
- Basic	$0.40	$0.43	$(0.03)	(7)
- Diluted	$0.40	$0.42	$(0.02)	(5)

Weighted Average Common Shares Outstanding
- Basic	140.8	142.1	(1.3)	(1)
- Diluted	143.4	145.8	(2.4)	(2)

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2005.

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Convergys Corporation

Consolidated Statements of Income

In Millions Except Per Share Amounts

(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2005	2004		2005	2004
Revenues:
Customer Management Group
Communications	$216.2	$241.8	(11)	$449.6	$474.9	(5)
Technology	38.6	41.0	(6)	75.8	80.2	(5)
Financial Services	62.9	44.9	40	131.0	81.2	61
Other	112.0	90.1	24	220.8	172.4	28

Total CMG Revenues	429.7	417.8	3	877.2	808.7	8
Information Management Group
Data Processing	84.4	94.8	(11)	174.4	193.8	(10)
Professional and Consulting	72.2	44.3	63	133.2	89.8	48
License and Other	44.1	44.8	(2)	82.9	83.3	—

Total IMG Revenues	200.7	183.9	9	390.5	366.9	6

Total Revenues	630.4	601.7	5	1,267.7	1,175.6	8

Costs and Expenses:
Cost of Providing Services and Products Sold	394.7	377.3	5	792.0	728.7	9
Selling, General and Administrative	132.6	125.2	6	265.9	242.2	10
Research and Development Costs	19.7	19.1	3	37.3	37.6	(1)
Depreciation	31.0	28.5	9	62.3	56.0	11
Amortization	5.5	5.4	2	11.4	10.0	14
Restructuring Charges	8.9	—	—	8.9	—	—

Total Costs and Expenses	592.4	555.5	7	1,177.8	1,074.5	10

Operating Income	38.0	46.2	(18)	89.9	101.1	(11)
Equity in Earnings (Losses) of Cellular Partnerships	5.8	1.7	—	9.6	1.6	—
Other Expense, net	0.4	(0.5)	—	(1.0)	(2.2)	(55)
Interest Expense	(4.9)	(2.0)	—	(9.7)	(3.7)	—

Income Before Income Taxes	39.3	45.4	(13)	88.8	96.8	(8)
Income Taxes	13.7	16.7	(18)	32.0	35.6	(10)

Net Income	$25.6	$28.7	(11)	$56.8	$61.2	(7)

Earnings Per Common Share
Basic	$0.18	$0.20	(10)	$0.40	$0.43	(7)

Diluted	$0.18	$0.20	(10)	$0.40	$0.42	(5)

Weighted Average Common Shares Outstanding
Basic	140.4	142.1		140.8	142.1
Diluted	142.9	146.3		143.4	145.8

Market Price Per Share
High	$15.09	$17.32		$15.76	$19.96
Low	$12.57	$14.01		$12.57	$14.01
Close	$14.22	$15.40		$14.22	$15.40

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2005.

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Convergys Corporation

Consolidated Balance Sheets

In Millions

(Unaudited)

	June 30, 2005	Dec. 31, 2004
Assets

Cash and Cash Equivalents	$58.6	$58.4
Receivables - Net	475.9	447.3
Other Current Assets	74.4	87.1
Property and Equipment - Net	400.2	416.6
Other Assets	1,193.4	1,198.7

Total Assets	$2,202.5	$2,208.1

Liabilities and Shareholders’ Equity

Debt Maturing in One Year	$93.0	$49.5
Other Current Liabilities	452.2	527.9
Other Liabilities	50.1	43.2
Long-Term Debt	300.2	302.2
Common Shareholders’ Equity	1,307.0	1,285.3

Total Liabilities and Shareholders’ Equity	$2,202.5	$2,208.1

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Convergys Corporation

Summarized Statement of Cash Flows

In Millions

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2005		2004		2005		2004
Cash provided by operating activities	$30.9		$42.6		$41.8		$101.0
Cash used in investing activities	(27.0	)(a)	(222.5	)(a)	(51.4	)(b)	(255.5	)(b)
Cash provided by financing activities	17.5		195.8		9.8		173.5

Net increase in cash	$21.4		$15.9		$0.2		$19.0

(a)	Includes $26.2 and $35.5 of capital expenditures for the three months ended June 30, 2005 and 2004, respectively.
(b)	Includes $49.6 and $71.8 of capital expenditures for the six months ended June 30, 2005 and 2004, respectively.

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Convergys Corporation

Customer Management Group

Operating Segment Data

In Millions

(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2005	2004		2005	2004
Revenues:
Communications	$216.2	$241.8	(11)	$449.6	$474.9	(5)
Technology	38.6	41.0	(6)	75.8	80.2	(5)
Financial Services	62.9	44.9	40	131.0	81.2	61
Other	112.0	90.1	24	220.8	172.4	28

Total CMG Revenues	429.7	417.8	3	877.2	808.7	8

Costs and Expenses:
Cost of Providing Services and Products Sold	290.4	276.4	5	588.7	532.5	11
Selling, General and Administrative	98.5	88.8	11	201.1	170.4	18
Research and Development Costs	2.7	2.1	29	4.4	4.2	5
Depreciation	19.4	18.0	8	39.6	35.4	12
Amortization	3.3	2.8	18	6.5	5.0	30
Restructuring Charges	8.3	—	—	8.3	—	—

Total Costs and Expenses	422.6	388.1	9	848.6	747.5	14

Operating Income	$7.1	$29.7	(76)	$28.6	$61.2	(53)

The operating segment data for the Customer Management Group (CMG) shown above reflects the detailed revenue and expense data for CMG, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2005.

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Convergys Corporation

Information Management Group

Operating Segment Data

In Millions

(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30		% Change
	2005	2004		2005	2004
Revenues:
Data Processing	$84.4	$94.8	(11)	$174.4	$193.8	(10)
Professional and Consulting	72.2	44.3	63	133.2	89.8	48
License and Other	44.1	44.8	(2)	82.9	83.3	—

Total IMG Revenues	200.7	183.9	9	390.5	366.9	6

Costs and Expenses:
Cost of Providing Services and Products Sold	104.2	101.3	3	203.2	196.7	3
Selling, General and Administrative	32.8	34.5	(5)	63.7	71.1	(10)
Research and Development Costs	17.0	16.5	3	32.9	32.9	—
Depreciation	8.1	8.1	—	16.0	15.8	1
Amortization	2.2	2.6	(15)	4.9	5.0	(2)

Total Costs and Expenses	164.3	163.0	1	320.7	321.5	—

Operating Income	$36.4	$20.9	74	$69.8	$45.4	54

The operating segment data for the Information Management Group (IMG) shown above reflects the detailed revenue and expense data for IMG, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2005. Additionally, total international revenues consisted of $39.0 and $43.6 for the three months ended June 30, 2005 and June 30, 2004, respectively. Total international revenues consisted of $76.4 and $81.4 for the six months ended June 30, 2005 and June 30, 2004, respectively.

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Convergys Corporation

Reconciliation of Pro Forma Operating Results

(In Millions Except Per Share Amounts)

	Consolidated Operating Income (Loss)	Income (Loss) Before Tax	Income Tax (Expense)/ Benefit	Net Income (Loss)	Diluted EPS
Second Quarter 2005
Results as reported under U.S. GAAP	$38.0	$39.3	$(13.7)	$25.6	$0.18
Less: Reconciling items (a)	(8.9)	(8.9)	3.4	(5.5)	(0.04)

Pro forma results (a non-GAAP measure)	$46.9	$48.2	$(17.1)	$31.1	$0.22

Year to Date 2005
Results as reported under U.S. GAAP	$89.9	$88.8	$(32.0)	$56.8	$0.40
Less: Reconciling items (a)	(8.9)	(8.9)	3.4	(5.5)	(0.04)

Pro forma results (a non-GAAP measure)	$98.8	$97.7	$(35.4)	$62.3	$0.43

Second Quarter 2004
Results as reported under U.S. GAAP	$46.2	$45.4	$(16.7)	$28.7	$0.20
Less: Reconciling items	—	—	—	—	—

Pro forma results (a non-GAAP measure)	$46.2	$45.4	$(16.7)	$28.7	$0.20

Year to Date 2004
Results as reported under U.S. GAAP	$101.1	$96.8	$(35.6)	$61.2	$0.42
Less: Reconciling items	—	—	—	—	—

Pro forma results (a non-GAAP measure)	$101.1	$96.8	$(35.6)	$61.2	$0.42

The schedule above provides a reconciliation of the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to the pro forma results of operations (non- U.S. GAAP).

(a)	Reflects the net restructuring charge of $8.9 ($5.5 net of tax) recorded in the second quarter of 2005.

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CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to

Free Cash Flow

In Millions

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Cash provided by operating activities	$30.9	$42.6	$41.8	$101.0
Accounts receivable securitization	—	(15.0)	50.0	(15.0)
Capital expenditures	(26.2)	(35.5)	(49.6)	(71.8)

Free cash flow	$4.7	$(7.9)	$42.2	$14.2

The schedule above provides a reconciliation of the Company’s cash flow from operations as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to free cash flow, which is a non-GAAP measure. Free cash flow is defined as cash flow from operations less the change in the balance of the accounts receivable securitization and capital expenditures.

Free cash flow is presented as an alternative measure of the Company’s ability to generate cash flow.

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